November 24, 1998


Ms. Sholeh Hamedani, President
International Marketing Dynamics, Inc.
337 Preston Court
Livermore  CA  94550


Dear Mr. Hamedani:

Please accept this letter as our consent to include in your disclosure document on Form U-7 our reports on International Marketing Dynamics, Inc.'s Balance Sheet dated December 31, 1996, 1997 and September 30, 1998 (Unaudited) and the Financial Statements for the years ended December 31, 1996, 1997 and nine months ended September 30, 1997 and September 30, 1998 (Unaudited).


Sincerely,

MARC LUMER & COMPANY



Marc Lumer, Principal